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                                                                 EXHIBIT 2.1 (c)


                      AMENDMENT TO STOCK PURCHASE AGREEMENT


         This Amendment to Stock Purchase Agreement ("Agreement"), is made as of December 15, 1999 by and among JAMES CARR, an individual ("Seller"), WESTBROOKE COMMUNITIES, INC., a Florida corporation, WESTBROOKE AT WEST LAKE, INC., a Florida corporation, WESTBROOKE AT WINSTON TRAILS, INC., a Florida corporation, WESTBROOKE AT PEMBROKE PINES, INC., a Florida corporation, and WESTBROOKE AT OAK RIDGE, INC., a Florida corporation (each of such companies individually referred to as an "Acquired Company" and collectively referred to as the "Acquired Companies"), HAROLD L. EISENACHER, LEONARD R. CHERNYS and DIANA IBARRIA (each of such three individuals individually referred to as a "Key Employee" and collectively referred to as the "Key Employees"), THE WESTBROOKE PARTNERSHIP, a Florida general partnership (the "Partnership"), PACIFIC USA HOLDINGS CORP., a Texas corporation ("Pacific USA"), NEWMARK HOMES CORP., a Nevada corporation ("Newmark") and WESTBROOKE ACQUISITION CORP., a Florida corporation ("Buyer").

                                    RECITALS

         WHEREAS, the parties hereto entered into that certain Stock Purchase Agreement and Addendum thereto ("Stock Purchase Agreement"), both dated as of January 15, 1998 (capitalized terms used herein unless otherwise defined shall have the meaning provided in the Stock Purchase Agreement);

         WHEREAS, Pacific USA is engaged in confidential discussions with Technical Olympic S.A. ("Olympic") to sell Olympic all of its interest in Newmark (such sale the, "Olympic Transaction");

         WHEREAS, as a result of the pending consummation of the Olympic Transaction certain issues have arisen between the Seller and Buyer and Newmark with respect to the amount, and the timing of the payment, of certain payments due to Seller under the Stock Purchase Agreement;

         WHEREAS, Seller, Buyer and Newmark desire to resolve the issues pertaining to the amount and the timing of the payments due to the Seller;

         WHEREAS, each of the Key Employees owns a KE Partnership Interest which each Key Employee has the option to cause Buyer to acquire, but each Key Employee is not obligated to sell his or her KE Partnership Interest to Buyer;

         WHEREAS, Buyer and Newmark desire to acquire from each Key Employee the KE Partnership Interest owned by such Key Employee, and each Key Employee desires to sell his or her KE Partnership Interest to Buyer and Newmark, subject to the terms and conditions hereof;

         WHEREAS, in connection with the Olympic Transaction, Buyer and Newmark desire that Seller and Key Employees enter into amendments to their respective employment


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agreements and noncompetition agreements and in consideration for the premises set forth herein Seller and Key Employees have agreed to enter into such amendments; and

         WHEREAS, Seller and Buyer desire to modify the survival period set forth in Section 11.5 of the Stock Purchase Agreement.

         WHEREAS, the parties desire to amend the Stock Purchase Agreement.

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties agree as follows:

         1.       Sale and Transfer of KE Partnership Interests; Closing.

                  1.1 Cancellation of Option. The Option provided in Section
10.1 of the Stock Purchase Agreement is canceled. Notwithstanding the foregoing, the provisions of Section 10.3 (b) and (c) and Sections 10.4, 10.5 and 10.6 shall continue to apply to the sale and transfer of the KE Partnership Interests described in this Section 1.

                  1.2 KE Partnership Interests. At Closing, each of the Key Employees will sell and transfer his or her KE Partnership Interest to Buyer and Buyer will purchase from each Key Employee his or her KE Partnership Interest.

                  1.3 Purchase Price. The purchase price for each of the KE Partnership Interests ("KE Purchase Price") shall be $354,586 and the KE Additional Consideration, as hereinafter defined. The KE Purchase Price other than the KE Additional Consideration shall be paid on February 15, 2000.

                  1.4 KE Additional Consideration. In addition to the consideration paid at the Closing, Buyer and Newmark jointly and severally agree, subject to the contingencies set forth below, to pay to each Key Employee additional consideration (herein called the "KE Additional Consideration") as set forth below. Each Key Employee's right to receive KE Additional Consideration shall be contingent, and shall be based upon the Net Income of the Subject Entities for a period of five (5) fiscal years commencing as of January 1, 1998 (individually, a "Calculation Year" and, collectively, the "Calculation Years"). KE Additional Consideration shall be calculated and payable as follows:

                  (a) For the Calculation Year commencing January 1, 1999 and ending December 31, 1999:

                           (i) the amount equal to 1.98% of the Net Income for such Calculation Year; plus

                           (ii) $250,000 if Cumulative Net Income has been achieved for such Calculation Year or if the last sentence in Section
         2.2 (b)(1) of the Stock Purchase Agreement applies to such Calculation Year;


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                           (iii) this amount shall be paid on or before 10 days
         following completion of the audit for the Calculation Year, but in no event later than April 30, 2000.

                  (b) For the Calculation Year commencing January 1, 2000 and ending December 31, 2000:

                           (i) the amount equal to 2.50% of the Net Income for such Calculation Year; plus

                           (ii) $250,000 if Cumulative Net Income has been achieved for such Calculation Year or if the last sentence in Section 2.2(b)(1) applies to such Calculation Year.

                           (iii) this amount shall be paid on or before 10 days following completion of the audit for the Calculation Year, but in no event later than April 30, 2001.

                  (c) For the Calculation Year commencing January 1, 2001 and ending December 31, 2001:

                           (i) the amount equal to 2.50% of the Net Income for such Calculation Year; plus

                           (ii) $250,000 if Cumulative Net Income has been achieved for such Calculation Year or if the last sentence in Section 2.2(b)(1) applies to such Calculation Year.

                           (iii) this amount shall be paid on or before 10 days following completion of the audit for the Calculation Year, but in no event later than April 30, 2002.

                  (d) For the Calculation Year commencing January 1, 2002 and ending December 31, 2002:

                           (i) the amount equal to 2.50% of the Net Income for such Calculation Year.

                           (ii) this amount shall be paid on or before 10 days following completion of the audit for the Calculation Year, but in no event later than April 30, 2003.

                  1.5 Escrow. At such time (whether at the end of a fiscal year or during a fiscal year), but in no event prior to January 1, 2002, as the Cumulative Net Income of the Subject Entities equals or exceeds $15,040,000, Buyer shall escrow with a third party acceptable to the Key Employees the estimated amount payable under Section 1.4(d)(i). Such escrow shall be established pursuant to the KE Escrow Agreement in the form attached hereto as
Exhibit 1.5.



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         2.       Seller's Additional Consideration.

                  2.1 Cancellation of Section 2.2(b). Section 2.2(b) is hereby deleted in its entirety as it applies to rights and obligations between the Seller and Buyer, Newmark and Pacific USA. To the extent that Section 2.2(b) is required for purposes of such Calculation Year or other provisions of the Agreement or this Amendment it shall remain in effect.

                  2.2 Payment of Additional Consideration by Newmark and Buyer. Buyer and Newmark shall pay Seller $4,600,000. This amount shall be paid by the delivery by Newmark of a promissory note in the form attached hereto as Exhibit 2.2.

         3. Seller Replacement Note. The Replacement Note required to be delivered pursuant to Section 6.B.2 of the Stock Purchase Agreement in the form attached hereto as Exhibit 3 shall be delivered at the Closing. Carr shall return the original Non-Negotiable Promissory Note to Buyer at the Closing.

         4. Definition of Net Income. Section 2.2(b)(3) shall be deleted in its entirety and the following shall be substituted in place thereof:

                  (3) "Net Income" means, for any period in respect of which the amount thereof shall be determined, the aggregate of the net income for such period (taken as a cumulative whole), before federal and state income taxes, determined in accordance with GAAP, and based on audited financial statements, modified as follows:
                           (a) an amount equal to any and all interest paid by Buyer on the Promissory Notes, specifically excluding the Seller Negotiable Promissory Note, shall be deducted in accordance with GAAP from the Net Income of the Subject Entities; and (b) to the extent included in the consolidated net income of the Subject Entities, Net Income shall exclude the effect of the following items:

                           (i) any item of extraordinary gain or loss characterized as such in accordance with GAAP;

                           (ii) any additional depreciation, amortization or other cash or non-cash expense or income resulting from the write-up or write-down of any asset and any amortization of goodwill or other intangibles relating to the acquisition of the Acquired Companies by the Buyer or the Subject Entities by Olympic or any other entity;

                           (iii) any expenses, including interest, documentary stamp taxes, lender's attorneys' fees and origination fees, incurred in connection with (x) the financing of the acquisition of the Acquired Companies by Buyer, Olympic or any other entity, including, without limitation, the Take-Out Loan, the Take-Out LOC, and the Promissory Notes, the Adjustment Note, if any, the Seller Replacement Note and the Substitute LOC (subject to the provisions of Section 3.11(f) and Subsection (z) hereof), (y) any loans


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                           provided to the Subject Entities by Newmark, Buyer,
                           Olympic or any affiliate of Newmark, Buyer or Olympic, and (z) fees and expenses of accountants, and other professionals (excluding attorneys) incurred by the Acquired Companies or the Partnership in connection with the Contemplated Transactions and the Olympic Transaction.

                           (iv) any gain, loss, income or expense resulting from a change in the Subject Entities' accounting methods, principles or practices after the Closing or the closing of the Olympic Transaction;

                           (v) any expenses directly or indirectly incurred in connection with the acquisition of the Acquired Companies by the Buyer, Olympic or any other entity;

                           (vi) any income, expenses, gain or loss relating to Adler Companies;

                           (vii) any overhead cost related to Adler Companies, such costs to be allocated consistent with the Partnership's current methodology of allocating costs to jobs; and

                           (viii) any corporate assessments or charges from Pacific USA, Olympic, any of their affiliates or any other entity which acquires control of Newmark other than the reimbursement of any out-of-pocket expenses incurred by Pacific USA, Olympic, any affiliate of Pacific USA, Olympic or any other entity which acquires control of Newmark that the Subject Entities would incur on a stand-alone basis (considering competitive market rates at which the same could be obtained from third party sources), and under no circumstances will any such reimbursement exceed, on a pro rata basis, the corresponding amounts charged to any other affiliate of Pacific USA, Olympic or any other entity that acquires Newmark.

                           (ix) in the event dividends or other distributions (other than for debt service payments on account of indebtedness to Buyer or a Related party of Buyer) are paid or distributed to Buyer by any of the Subject Entities (excluding however, Tax payments payable by the Subject Entities under any Tax Sharing Agreement with any party), Net Income shall include deemed interest income on such funds equivalent to 9% per annum.

                           If any Subject Entity is merged or consolidated with or liquidated into another Person during the Calculation Years, Net Income shall be determined only with respect to the such Subject Entity's operations, as such operations were conducted prior to such merger, consolidation or liquidation.


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         5. Section 11.5 shall be deleted in its entirety and the following shall be substituted in place thereof:

                  11.5 Time Limitations

                  Seller and Key Employees will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with in or prior to the Closing Date, unless on or before the earlier of (a) two (2) years following the Closing Date or (b) the date of consummation of the Olympic Transaction (time being of the essence) Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with on or prior to the Closing Date, unless on or before the earlier of (a) two
                  (2) years following the Closing Date or (b) the date of consummation of the Olympic Transaction Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

         6. Closing; Closing Obligations.

                  6.1 Closing. The closing (the "Closing") of the transactions provided for in this Agreement will take place through an escrow closing pursuant to the terms of the Closing Escrow Agreement ("Closing Escrow Agreement").

                  6.2 Closing Obligations. At the Closing:

                           (a) Seller will deliver or cause to be delivered to
White & Case LLP which shall act as the escrow agent ("Escrow Agent") under the Closing Escrow Agreement:

                                    (i)      an amended and restated employment
                                             agreement in the form of Exhibit
                                             6.2(a)(i), executed by Seller (the
                                             "Seller Employment Agreement") to
                                             be delivered to Westbrooke
                                             Communities, Inc.;

                                    (ii)     an amended and restated
                                             noncompetition agreement in the
                                             form of Exhibit 6.2(a)(ii),
                                             executed by Seller (the "Seller
                                             Noncompetition Agreement") to be
                                             delivered to Westbrooke
                                             Communities, Inc.; and

                                    (iii)    the Non-Negotiable Promissory Note.

                           (b) Each of the Key Employees will deliver to the
Escrow Agent:

                                    (i)      an amended and restated employment
                                             agreement in the form of Exhibit
                                             6.2(b)(i), executed by each Key
                                             Employee


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                                             (collectively, the "KE Employment
                                             Agreements") to be delivered to
                                             Westbrooke Communities, Inc.;

                                    (ii)     amended and restated noncompetition
                                             agreements in the form of Exhibit
                                             6.2(b)(ii), executed by the Key
                                             Employees (collectively, the "KE
                                             Competition Agreements") to be
                                             delivered to Westbrooke
                                             Communities, Inc.;

                                    (iii)    an Assignment of Partnership
                                             Interest in the form of Exhibit
                                             6.2(b)(iii); and

                                    (iv)     The KE Escrow Agreement (KE
                                             Additional Consideration) executed
                                             by each of the key Employees.

                           (c) Buyer and Newmark, as the case may be, will
deliver or cause to be delivered to the Escrow Agent:

                                    (i)      negotiable promissory note made by
                                             Newmark payable to Seller in the
                                             principal amount of $4,550,000 in
                                             the form of Exhibit 2.2 (the
                                             "Seller Negotiable Promissory
                                             Note") to be delivered to Seller;

                                    (ii)     negotiable promissory note made by
                                             Newmark payable to Seller in the
                                             principal amount of $3,000,000 in
                                             the form of Exhibit 3 (the "Seller
                                             Replacement Note") to be delivered
                                             to Seller;

                                    (iii)    the Seller Employment Agreement and
                                             the KE Employment Agreements,
                                             executed by Westbrooke Communities,
                                             Inc., to be delivered to Seller and
                                             the respective Key Employees;

                                    (iv)     the Seller Non-Competition
                                             Agreement and the KE
                                             Non-Competition Agreements,
                                             executed by Westbrooke Communities,
                                             Inc., to be delivered to Seller and
                                             the respective Key Employees;

                                    (v)      evidence of corporate existence and
                                             authority of Buyer, Pacific USA and
                                             Newmark to be delivered to Seller
                                             and the Key Employees; and

                                    (vi)     the KE Escrow Agreement (Additional
                                             Consideration) executed by Buyer
                                             and Newmark.

         7. Incorporation. Except as otherwise provided herein, the terms and provisions of the Stock Purchase Agreement shall remain in effect.



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                             /s/ James Carr
                             -----------------------------------------
                             JAMES CARR


                             WESTBROOKE COMMUNITIES, INC.,
                             a Florida corporation


                             By:  /s/ James Carr
                                 -------------------------------------
                                   Name:  James Carr
                                   Title:  President


                             WESTBROOKE AT WESTLAKE, INC.,
                             a Florida corporation


                             By:  /s/ James Carr
                                 -------------------------------------
                                   Name:  James Carr
                                   Title:  President


                             WESTBROOKE AT WINSTON TRAILS, INC.,
                             a Florida corporation


                             By:  /s/ James Carr
                                 -------------------------------------
                                   Name:  James Carr
                                   Title:  President


                             WESTBROOKE AT PEMBROKE PINES, INC.,
                             a Florida corporation


                             By:    /s/ James Carr
                                 -------------------------------------
                                   Name:  James Carr
                                   Title:  President



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                             WESTBROOKE AT OAKRIDGE, INC.,
                             a Florida corporation


                             By:  /s/ James Carr
                                 -------------------------------------
                                   Name:  James Carr
                                   Title:  President



                             /s/ Harold Eisenacher
                             -----------------------------------------
                             HAROLD L. EISENACHER



                             /s/ Leonard R. Chernys
                             -----------------------------------------
                             LEONARD R. CHERNYS



                             /s/ Diana Ibarria
                             -----------------------------------------
                             DIANA IBARRIA


                             THE WESTBROOKE PARTNERSHIP,
                             a Florida general partnership


                             By:  /s/ James Carr
                                 -------------------------------------
                                   Name:  James Carr
                                   Title:  Authorized Signer


                             PACIFIC USA HOLDINGS CORP.,
                             a Texas corporation


                             By:  /s/ Michael K. McCraw
                                 -------------------------------------
                                   Name:  Michael K. McCraw
                                   Title:  Chief Financial Advisor



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                             NEWMARK HOMES CORP.,
                             a Nevada corporation


                             By:  /s/ Michael K. McCraw
                                 -------------------------------------
                                   Name:  Michael K. McCraw
                                   Title:  Chairman


                             WESTBROOKE ACQUISITION CORP.,
                             a Florida corporation


                             By:    /s/ Michael K. McCraw
                                 -------------------------------------
                                   Name:  Michael K. McCraw
                                   Title:  President




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                 Exhibits will be provided upon request made to:

                               Newmark Homes Corp.

                            1200 Soldiers Field Drive

                             Sugar Land, Texas 77479